Exhibit 99.1

ANSYS, Inc. Reports First Quarter 2009 Results
and Updates Outlook

Highlights

  Non-GAAP revenue of $121.4 million and GAAP revenue of $116.3 million
  Non-GAAP diluted earnings per share of $0.37 and GAAP diluted earnings per share of $0.23
  Operating cash flows of $51.3 million
  Non-GAAP operating profit margin of 46%; GAAP operating profit margin of 30%
  Repurchase of 2.1 million shares at an average cost of $19.28/share

SOUTHPOINTE, Pa.--(BUSINESS WIRE)--May 7, 2009--ANSYS, Inc. (NASDAQ: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced first quarter 2009 results.

"Overall, we had a challenging quarter, but we still delivered earnings at the upper end of our guidance, with strong gross and operating margins. As expected, we were highly impacted by the combination of the uncertain macroeconomic environment and stiff currency headwinds. Despite these obstacles, we remain encouraged by the continued interest in our product strategy and vision. However, as we have seen throughout the first part of this year, most of our customers were also impacted by the uncertainty of the global economy and are continuing to wait for the economy to show more signs of stability or improvement before committing to increasing their investment rates. In the interim, we have worked hard to anticipate and modulate our business model around a whole host of variables that are largely outside of our control. We believe that our first quarter results are a clear demonstration that the ANSYS team has continued to focus on those elements of our business that we can control - namely our resource deployment and spending, which has resulted in strong margins, solid recurring revenue and cash flows, and continued profitability for the quarter. With the recent commercial release of ANSYS® 12.0, we have also significantly extended the breadth and depth of our world-class engineering simulation platform, positively positioning us for the future," stated Jim Cashman, ANSYS president and CEO.

ANSYS' first quarter 2009 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. The 2009 non-GAAP results also exclude the effects of purchase accounting adjustments to deferred revenue. Non-GAAP and GAAP results reflect:

  Total non-GAAP revenue of $121.4 million and total GAAP revenue of $116.3 million in the first quarter of 2009 as compared to total non-GAAP revenue of $109.5 million and total GAAP revenue of $109.5 million in the first quarter of 2008;
  A non-GAAP operating profit margin of 46.1% in the first quarter of 2009 as compared to 47.3% in the first quarter of 2008; a GAAP operating profit margin of 29.9% in the first quarter of 2009 as compared to 38.2% in the first quarter of 2008;
  Non-GAAP net income of $34.5 million in the first quarter of 2009 as compared to $32.5 million in the first quarter of 2008; GAAP net income of $21.1 million in the first quarter of 2009 as compared to GAAP net income of $25.9 million in the first quarter of 2008; and
  Non-GAAP diluted earnings per share of $0.37 in the first quarter of 2009 as compared to $0.40 in the first quarter of 2008; GAAP diluted earnings per share of $0.23 in the first quarter of 2009 as compared to GAAP diluted earnings per share of $0.32 in the first quarter of 2008.

The Company's GAAP results reflect stock-based compensation charges of approximately $3.1 million ($2.5 million after tax) or $0.03 diluted earnings per share for the first quarter of 2009.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2009 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months ended March 31, 2009 and 2008, and for the 2009 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2009 Financial Outlook

The Company has provided its 2009 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation and acquisition-related amortization of intangible assets.

Second Quarter 2009 Guidance

The Company currently expects the following for the quarter ending June 30, 2009:

  GAAP revenue in the range of $118 - $124 million
  Non-GAAP revenue in the range of $120 - $126 million
  GAAP diluted earnings per share of $0.20 - $0.26
  Non-GAAP diluted earnings per share of $0.34 - $0.38

Fiscal Year 2009 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2009:

  GAAP revenue in the range of $502 - $552 million
  Non-GAAP revenue in the range of $510 - $560 million
  GAAP diluted earnings per share of $1.01 - $1.30
  Non-GAAP diluted earnings per share of $1.54 - $1.81

The preceding second quarter and fiscal year 2009 guidance excludes non-recurring pre-tax charges of approximately $4.5 - $5.7 million associated with headcount right-sizing initiatives that management estimates will be substantially finalized during the second quarter.

These statements are forward-looking and actual results may differ materially. ANSYS is unable to predict the likely duration and severity of the current disruption in the domestic and global economies. Should these economic conditions continue to deteriorate further, it could result in ANSYS not meeting the guidance provided above and ANSYS’ operating results and financial performance could be adversely affected. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on May 7, 2009 to discuss first quarter results. To participate in the live conference call, dial 888-661-5182 (US & Canada) or 913-981-5580 (Int’l) and enter the passcode "ANSYS" or "26797". The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 or 719-457-0820 and entering the passcode "ANSYS" or "26797". The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS:

Cash & short-term investments	$229,603	$233,875
Accounts receivable, net	53,445	61,823
Goodwill	1,045,250	1,048,003
Other intangibles, net	355,496	373,398
Other assets	140,774	147,415

Total assets	$1,824,568	$1,864,514

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$177,776	$166,189
Long-term debt (including current portion)	271,962	279,425
Other liabilities	213,906	236,001
Stockholders' equity	1,160,924	1,182,899

Total liabilities & stockholders' equity	$1,824,568	$1,864,514

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended

	March 31, 2009	March 31, 2008
Revenue:
Software licenses	$70,489	$73,636
Maintenance and service	45,821	35,909

Total revenue	116,310	109,545

Cost of sales:
Software licenses	2,300	2,347
Amortization	8,996	5,184
Maintenance and service	12,332	13,376

Total cost of sales	23,628	20,907

Gross profit	92,682	88,638

Operating expenses:
Selling, general and administrative	33,825	28,709
Research and development	20,030	15,958
Amortization	3,998	2,170

Total operating expenses	57,853	46,837

Operating income	34,829	41,801

Interest expense	(3,277)	(985)
Interest income	569	1,596
Other (expense) income	(488)	932

Income before income tax provision	31,633	43,344

Income tax provision	10,538	17,490

Net income	$21,095	$25,854

Earnings per share – basic:
Basic earnings per share	$0.24	$0.33
Weighted average shares - basic	88,866	78,302

Earnings per share – diluted:
Diluted earnings per share	$0.23	$0.32
Weighted average shares - diluted	92,175	81,643

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended

	March 31, 2009			March 31, 2008

	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results

Total revenue	$116,310	$5,074(1)	$121,384	$109,545		$109,545

Operating income	34,829	$21,081(2)	55,910	41,801	$9,998(4)	51,799

Operating profit margin	29.9%		46.1%	38.2%		47.3%

Net income	$21,095	$13,405(3)	$34,500	$25,854	$6,611(5)	$32,465

Earnings per share - diluted:
Diluted earnings per share	$0.23		$0.37	$0.32		$0.40
Weighted average shares - diluted	92,175		92,175	81,643		81,643

(1)

Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2)	Amount represents $12.9 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list, trademarks and non-compete agreements, a $3.1 million charge for stock-based compensation, as well as the $5.1 million adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $7.7 million.

(4)	Amount represents $7.2 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, and a $2.8 million charge for stock-based compensation.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $3.4 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending June 30, 2009

Earnings Per Share Range
- Diluted

U.S. GAAP expectation	$0.20 - $0.26

Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.01 – $0.02
Adjustment to exclude acquisition-related amortization	$0.08 – $0.09
Adjustment to exclude stock-based compensation	$0.03

Non-GAAP expectation	$0.34 – $0.38

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2009

Earnings Per Share Range
- Diluted

U.S. GAAP expectation	$1.01 – $1.30

Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.05 – $0.06
Adjustment to exclude acquisition-related amortization	$0.34 – $0.35
Adjustment to exclude stock-based compensation	$0.12

Non-GAAP expectation	$1.54 – $1.81

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. As announced on July 31, 2008, ANSYS acquired Ansoft Corporation. In accordance with the fair value provisions of EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred revenue of approximately $7.5 million was recorded on the opening balance sheet, which was approximately $23.5 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Profit	Non-GAAP Operating Profit
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,700 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the second quarter and fiscal year 2009 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects and outlook for the remainder of 2009 and subsequent years, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s second quarter and beyond visibility, statements regarding continued interest in our product strategy and vision, statements regarding customers continuing to wait for the economy to show more stability or improvement before committing to increasing investment rates, statements regarding anticipating and modulating the Company’s business model around variables outside its control, statements regarding continuing to focus on elements of business within the Company’s control such as resource deployment and spending, statements regarding the Company’s strong margins, solid recurring revenue and cash flows, and continued profitability, statements regarding continuing to significantly extend the breadth and depth of the Company’s world-class engineering simulation platform and statements regarding the Company’s positive position for the future are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the business of ANSYS and Ansoft may not be combined successfully or such combination may take longer or cost more to accomplish than expected, the risk that the variable pricing of the senior credit facility may be less favorable than ANSYS anticipates, and the risk that operating costs, customer loss and business disruption following the acquisition of Ansoft may be greater than expected. Additional risks include, but are not limited to, the risk that the adverse conditions in the global economy and the disruption in financial markets will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of continued or increased declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products including ANSYS 12.0, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2008 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, Ansoft, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

CONTACT:
ANSYS, Inc.
Investors: Annette Arribas, 724-514-1782
annette.arribas@ansys.com
or
Media: Kelly Wall, 724-514-3076
kelly.wall@ansys.com